As filed with the Securities and Exchange Commission on December 23, 2009
Registration No. 33-41294

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENSCO International Incorporated
(Exact name of registrant as specified in its charter)

Delaware	76-0232579
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

500 North Akard Street, Suite 4300
Dallas, Texas	75201-3331
(Address of Principal Executive Offices)	(Zip Code)
ENERGY SERVICE COMPANY, INC. 1988 EMPLOYEE INCENTIVE PLAN
(Full title of the plan)
CARY A. MOOMJIAN, JR.
Vice President, General Counsel and Secretary
500 North Akard Street, Suite 4300
Dallas, Texas 75201-3331
(214) 397-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Alan Harvey
Baker & McKenzie LLP
2001 Ross Avenue, Suite 2300
Dallas, Texas 75201
(214) 978-3000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE
          Pursuant to its Registration Statement on Form S-8 (File No. 33-41294) (the “Registration Statement”), ENSCO International Incorporated (formerly Energy Service Company, Inc.), a Delaware corporation (the “Company”), registered 445,408 of its shares of common stock, par value $0.10 per share (the “Common Shares”), issuable pursuant to the Energy Service Company, Inc. 1988 Employee Incentive Plan (the “Plan”).
          All rights of participants under the Plan to receive grants of Common Shares, restricted stock or any other equity-based awards have expired or have been exercised. Pursuant to the undertaking made by the Company and required by Item 512(a)(3) of Regulation S-K, the Company files this Post-Effective Amendment No. 1 to the Registration Statement for the purpose of removing from registration those Common Shares that were not issued pursuant to the Plan.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 22, 2009.

ENSCO International Incorporated
By:	/s/ James W. Swent III
James W. Swent III
Senior Vice President – Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David M. Carmichael

David M. Carmichael	Director	December 22, 2009

/s/ J. Roderick Clark

J. Roderick Clark	Director	December 22, 2009

/s/ C. Christopher Gaut

C. Christopher Gaut	Director	December 22, 2009

/s/ Gerald W. Haddock

Gerald W. Haddock	Director	December 22, 2009

/s/ Thomas L. Kelly II

Thomas L. Kelly II	Director	December 22, 2009

/s/ Daniel W. Rabun

Daniel W. Rabun	Chairman, President and Chief Executive Officer	December 22, 2009

/s/ Keith O. Rattie

Keith O. Rattie	Director	December 22, 2009

/s/ Rita M. Rodriguez

Rita M. Rodriguez	Director	December 22, 2009

/s/ Paul E. Rowsey

Paul E. Rowsey	Director	December 22, 2009

/s/ James W. Swent III

James W. Swent III	Senior Vice President – Chief Financial Officer	December 22, 2009

/s/ David A. Armour

David A. Armour	Vice President – Finance	December 22, 2009

/s/ Douglas J. Manko

Douglas J. Manko	Controller	December 22, 2009